Exhibit B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64354 of Safeway Inc. on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of The Vons Companies, Inc. Pharmacists’ 401(k) Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

San Francisco, California
June 28, 2007